                                                              Amendment #1
                                                                to the
                                                       AUTOMATIC AND FACULTATIVE
                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                        EFFECTIVE March 1, 2003
                                                                Between
                                                     PRUCO LIFE INSURANCE COMPANY
                                                                (PRUCO)
                                                                  And
                                             TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMANY
                                                                (TOLIC)

The parties hereby agree to the following:

1.       SECTION 10a, COMMENCEMENT OF REINSURANCE COVERAGE - AUTOMATIC REINSURANCE, shall be replaced by the following:

a.       AUTOMATIC  REINSURANCE.  TOLIC's  reinsurance  coverage  for any policy that is issued on or after March 1, 2003 that is ceded automatically  under  this  Agreement  will  begin  simultaneously  with  PRUCO's  contractual  liability  for the policy reinsured.  TOLIC's reinsurance coverage for any policy that is issued prior to March 1, 2003 that is ceded automatically under this  Agreement  will begin on March 1, 2003.  In either  instance,  no coverage will begin prior to March 1, 2003.
              Reinsurance  coverage for all policies that are ceded  automatically  under this Agreement will end  simultaneously  with
              PRUCO's contractual liability for the policy reinsured.

              In addition,  TOLIC will be liable for benefits paid under PRUCO's  conditional  receipt or temporary insurance agreement if all of the conditions for automatic reinsurance coverage under Section 6 of this Agreement are met.

              TOLIC's  liability under PRUCO's  conditional  receipt or temporary  insurance  agreement is limited to the lesser of (1)
              TOLIC's reinsured portion of the face amount of the policy and (2) $100,000.

2.       SCHEDULE A, Section 1, PLANS REINSURED, shall be replaced by the following:

         PLANS REINSURED:

         This Agreement covers the following plans:

o        PruLife Universal (UL) - Policies issued by PRUCO (Form Number UL-2000 and all state variations)
o        PruLife Custom Premier (VUL II) - Policies issued by PRUCO (Form Number VUL-2000 and all state variations)
o        PruLife Custom Premier II (VUL 2004) - Policies issued by PRUCO (Form Number VUL-2004 and all state variations)
o        PruLife Advisor Select 2002 (Pro Funds) - Policies issued by PRUCO (Form Number VULPAS 2002 and all state variations)
o        Target Term Rider (TTR) issued by PRUCO (currently available on VUL II and VUL 2004 policies)

         Excluded from reinsurance  under this Agreement are the Waiver of Premium and Accidental Death Benefits  included in the above reinsured  policies.  Also excluded from  reinsurance  under this Agreement are riders that provide  additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit rider.

3.       SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

         AUTOMATIC PORTION REINSURED:

         US/Canadian Residents

         TOLIC will automatically reinsure an amount equal to 10% of the net amount at risk related to the first layer of the face amount of insurance.

         The net amount of risk is determined as of the issue date and each subsequent  policy  anniversary and is defined as the death benefit  minus the contract  fund.  The first layer of the face amount varies by age and rating class and is shown in Schedule
         A, Section 4 below.

4.       SCHEDULE A, Section 3, AUTOMATIC RETENTION LIMIT, shall be replaced by the following:

         AUTOMATIC PORTION RETAINED:

         PRUCO will retain at least 10% of each policy.   PRUCO may cede up to 80% of each policy on a first-dollar quota share basis to other reinsurers.

In witness of the above, PRUCO and TOLIC have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 17, 2004.

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PRUCO LIFE INSURANCE COMPANY                                TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
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By:_/s/_Phillip J.                                          By:___/s/___________________________
Grigg________________
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Title:_VP & Actuary__________________                       Title:___Vice President
                                                            ______________
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Date:___11/24/2004__________________                        Date:___11/18/04____________________
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By:_/s/_Nicholas M. Simonelli                               By:___/s/ Andrea R.
_________                                                   Marshall__________
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Title:__VP & Actuary_________________                       Title:___2nd Vice
                                                            President____________
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Date:____11/24/2004 _________________                       Date:_____11/18/04__________________
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